EXHIBIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of June 16, 2022, is made by Trend Ventures, LP, a Delaware limited partnership, whose address below its signature block, (the “Borrower”), in favor of Agora Digital Holdings, , Inc., a Nevada corporation (the “Secured Party”) whose address is 145 King Street, Suite 410, Charleston, South Carolina 29401.

WHEREAS, simultaneously with execution of this Security Agreement, the Secured Party and the Borrower have entered into a Secured Promissory Note in the original principal amount of $4,250,000 (the “Note”) and a Membership Interest Purchase Agreement (the ” Purchase Agreement”) each dated as of even date herewith, among the Borrower and the Secured Party (together, the Security Agreement, the Guaranty (as defined below), the Purchase Agreement, the Note, UCC-1 Financing Statement and other documents ancillary thereto are the “Transaction Documents”);

WHEREAS, the Secured Party made certain financial accommodations evidenced by the Note to fund the Purchase Price (as defined in the Purchase Agreement) to acquire the Interests (as defined in the Purchase Agreement); and

WHEREAS, to induce the Secured Party to make the Note provided for in the Transaction Documents, the Borrower has agreed to grant a security interest in the Collateral herein described to secure repayment of the Obligations;

THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and to extend such additional credit as the Secured Party may from time to time agree to extend, the parties agree as follows:

1.0 Terms. Terms defined in the Transaction Documents have the same meanings when used herein unless otherwise defined herein or the context hereof otherwise requires. Certain terms used herein are defined in Appendix I hereto, which is incorporated herein. Terms not defined herein (including Appendix I) or in the Transaction Documents that are defined in the Delaware Uniform Commercial Code, as in effect on the date hereof (the “UCC”; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Security Interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC. The singular number includes the plural and vice versa. Captions of Sections do not limit the terms of such Sections.

2.0 Security.

2.1 Security Interest. To secure payment and performance of the Obligations, the Borrower grants to the Secured Party a security interest in the described property of the Borrower as listed in Appendix II (the “Collateral”).

2.2 Borrower to Remain Liable. The Borrower shall remain liable under and shall preserve the liability of all other parties to each agreement constituting part of the Collateral and shall perform all of its obligations hereunder and thereunder. The exercise by the Secured Party of any of its rights hereunder shall not release the Borrower from any duties under any agreement. The Secured Party has no obligation or liability with respect to any of the Collateral under any agreement by reason or arising out of the assignment thereof to the Secured Party or the granting to the Secured Party of a security interest therein or the receipt by the Secured Party of any payment relating to any such agreement.

3.0 Representations. The Borrower (collectively with its Subsidiaries, taken as a whole) makes the following representations to the Secured Party:

3.1 Enforceability. This Security Agreement creates in favor of the Secured Party an enforceable first priority security interest in the Collateral, and the filing of financing statements contemplated by Section 4.7 with the Secretary of State of the State of Delaware (or equivalent governmental official) of the jurisdiction in which the Borrower is organized which sufficiently indicates the Collateral, will perfect, and establish the first priority (subject to Permitted Liens) of, the Secured Party’s security interest hereunder in the Collateral to the extent a security interest in such Collateral may be perfected under the UCC by the filing of a financing statement.

3.2 No Proceeding. There is no pending or threatened claim or proceeding which if determined adversely to the Borrower would materially and adversely affect any aspect of the Borrower’s business or the Collateral.

3.3 Reserved.

3.4 Title to Collateral and Related Matters.

(a) The Borrower has rights in or power to transfer the Collateral to the Secured Party and its title to the Collateral free of any dispute, counterclaim, or defense.

(b) None of the Collateral is an accession to goods other than goods constituting part of the Collateral.

3.5 Instruments in Payment of Intangible Collateral. The Borrower has not received any note, trade acceptance, draft, or other instrument with respect to or in payment of any Collateral.

3.6 Intellectual Property. The Borrower owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits, and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto.

3.7 Address and Place of Business. The address for the Borrower specified in the introductory paragraph of this Security Agreement is the Borrower’s correct mailing address and the location of its chief executive office. All of the Borrower’s records or copies thereof pertaining to the Collateral and the proceeds thereof are now maintained at its chief executive office. Within the past four months, the Borrower has not changed the location of its chief executive office or where it keeps its records concerning the Collateral. The Borrower has no other place of business other than the locations shown in introductory paragraph. None of the Equipment or Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than the address specified above.

3.8 Name and Organization of Borrower. The Borrower’s exact legal name, type of organization, and the jurisdiction under which the Borrower is organized are as set forth in the first paragraph of this Security Agreement. The Borrower’s organizational identification number is set forth below the Borrower’s signature hereto. The Borrower has not changed its name within the five years immediately preceding the date of this Security Agreement and the Borrower conducts no business under any other name, whether or not registered as an assumed name.

4.0 Covenants. Borrower (collectively with its Subsidiaries taken as a whole) covenants as follows:

4.1 In General. The Borrower will (a) maintain good and marketable title to all Collateral free of any Lien (other than Permitted Liens), dispute, counterclaim, or defense; (b) perform fully and promptly all agreements contained herein and in all other Transaction Documents; (c) conduct all business efficiently and without voluntary interruption; (d) preserve all material rights, privileges, and franchises held or used in its business; (e) at its cost and expense, defend any action which may affect the Security Interest or the Borrower’s title to the Collateral; and (f) obtain an acknowledgment from any third party which holds possession of any Collateral that the third party holds the Collateral for the benefit of the Secured Party.

4.2 Notices. The Borrower promptly will notify the Secured Party of any claim, action, or proceeding which could (a) materially and adversely affect the value of, or the Borrower’s title to, any of the Collateral, or the effectiveness of the Security Interest; and (b) cause the occurrence of any Event of Default.

4.3 Processing, Sale, Collections, Etc.

(a) The Borrower will use Equipment constituting Collateral solely in the conduct of the Borrower’s business, will keep all tangible Collateral in good order and repair, wear and tear excepted, and will not waste or destroy any part of the Collateral nor use any of the Collateral in material violation of any statute or ordinance.

(b) Until notice from the Secured Party to the contrary given at any time after the occurrence and during the continuance of any Event of Default, the Borrower (i) may, in the ordinary course of its business, at its own expense, sell, lease, or furnish under contracts of service any of the Inventory (but no such sale or use shall limit or impair the Security Interest in any proceeds thereof); (ii) will, at its own expense, endeavor to collect, when due, all amounts due with respect to any of the Intangible Collateral, and take such action with respect to such collection as the Secured Party may reasonably request or, in the absence of such request, as the Borrower may deem advisable; and (iii) may grant in the ordinary course of business, to any person obligated on any of the Intangible Collateral, any rebate, refund, or allowance to which such person may be lawfully entitled, and accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Intangible Collateral.

(c) Except as permitted by Section 4.3(b) or 4.3(d), the Secured Party does not authorize the Borrower to, and the Borrower will not sell, lease, assign, license, transfer, or otherwise dispose of or in any manner alter, modify, manufacture, process, or assemble the Collateral or any part thereof.

(d) Any Equipment constituting Collateral which is worn out, destroyed, or damaged beyond repair may be disposed of but will promptly be replaced by new Equipment, free of any Lien except for Permitted Liens, which has a value or utility at least equal as of the date of replacement to the value or utility of the replaced Equipment as of the date hereof.

(e) So long as the Borrower holds any proceeds of the Collateral, the Borrower will hold same separate and apart from any other property of the Borrower and in trust for the Secured Party and shall not commingle the proceeds of Collateral with any of the Borrower’s funds or property. Except as otherwise provided under the covenants and agreements relating to Collateral in this Security Agreement or elsewhere herein, unless an Event of Default has occurred, the Borrower shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement and the other Transaction Documents.

(f) The Borrower will place a legend on all Chattel Paper constituting part of the Collateral that the Secured Party has a security interest in such Chattel Paper.

(g) At such time as (i) all amounts due and owing under the Transaction Documents have been paid, (ii) all Events of Default, if any, have been cured, and (ii) there exists no condition, event or act which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, the right to exercise all rights with respect to the Collateral, provided it has not been sold or otherwise applied pursuant to this Security Agreement, shall revert to the Borrower.

4.4 Change of Name or Location. The Borrower will not change its state of organization, name, or form of organization or conduct any of its business under any name except its legal name without the prior, written consent of the Secured Party, which consent is conditioned on the Borrower’s delivery of all documents necessary or desirable to preserve the Security Interest. The Borrower will not establish a new location for its chief executive office or for maintaining its books and records nor the location of any Collateral until it has given to the Secured Party not less than 30 days’ prior written notice of its intention to do so which identifies such new location and provides such other information and documents in connection therewith as the Secured Party may request.

4.5 Books and Records. The Borrower will maintain a current, complete, and accurate set of books and records in which the Borrower will make clear and suitable entries and notations which reflect, among other things, all facts giving rise to each portion of the Intangible Collateral, and all payments, credits, and adjustments applicable to such Intangible Collateral. The Borrower will deliver to the Secured Party as the Secured Party may require any bills, statements, and all instruments determined by the Secured Party to be necessary or convenient to carry into effect the terms of this Security Agreement, to perfect the Security Interest, and to facilitate collection of sums owed in connection herewith. The Borrower will, if requested by the Secured Party, mark its books and records concerning the Collateral in such a manner satisfactory to the Secured Party to show the Security Interest in the Collateral.

4.6 Financial Statements and Reports. The Borrower will furnish the Secured Party with any quarterly or annual financial statements of the Borrower or reports to the Borrower prepared by accountants or others pertaining to the Borrower’s business, as soon as available, and any other information with respect to the Collateral as the Secured Party may request. The Borrower will deliver to the Secured Party on a periodic basis as the Secured Party determines, a report describing the kind, location, and quantity of Inventory and a report in form satisfactory to the Secured Party accurately showing and describing the Payment Rights Collateral and including, among other information, the aging of each item of Payment Rights Collateral. The Borrower will promptly advise the Secured Party of the existence of any dispute with respect to any Intangible Collateral.

4.7 Indemnity. The Borrower indemnifies and agrees to hold the Secured Party harmless from and against any loss, claim, demand, or expense (including attorneys’ fees) (individually, a “Claim”) arising by reason, or in any manner related to, this Security Agreement or the Collateral or the failure of the Borrower to comply with any state or federal statute, rule, regulation, order, or decree but excluding any Claim arising by reason of the gross negligence or willful misconduct of the Secured Party. The Secured Party shall control the defense of any Claim, but the Borrower will pay the cost thereof.

4.8 Taxes. The Borrower will pay all taxes and assessments on the Collateral or on its use or operation prior to the time such taxes become past due, except such as are being Contested in Good Faith.

4.9 Mortgagees’ and Landlords’ Waivers. The Borrower will cause each mortgagee of all real estate owned by the Borrower and each landlord of all premises leased by the Borrower to execute and deliver to the Secured Party instruments, in form and substance satisfactory to the Secured Party, by which such mortgagee or landlord waives or subordinates all of its rights, if any, to all of the Collateral.

4.10 Insurance. The Borrower will maintain insurance at all times with respect to all Collateral in such amounts and against such risks as is specified in the Transaction Documents and, if required by the Secured Party, provide originals or certified copies thereof to the Secured Party. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to the Secured Party, that (a) it will give the Secured Party at least thirty (30) days prior written notice of the effective date of any material alternation or cancellation of such policy, and (b) the coverage shall not be terminated, reduced, or affected in any manner because of any breach of violation by the Borrower of any warranty, declaration, or condition of such insurance policy.

4.11 Operations. The Borrower will at all times comply in all material respects with all applicable law, the non-compliance with which could have a materially adverse effect on the Borrower.

4.12 Assurances. The Borrower authorizes the Secured Party to file a financing statement describing the Collateral. The Secured Party may use a description of the Collateral in any financing statement as set forth in the Appendix II or similar wording or any more specific wording. The Borrower will at its own expense take all action as the Secured Party may at any time request to protect, assure or enforce the Secured Party’s interests, rights and remedies created by, provided in or emanating from this Security Agreement. The Borrower will (a) upon request of the Secured Party, cause the Security Interest to be duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver to the Secured Party each such certificate of title; (b) take such steps as the Secured Party may request to ensure the Secured Party obtains control with respect to all Collateral in which a security interest may be perfected by control, and to cause any bailee in possession of any Collateral to acknowledge that such bailee will act with respect to such Collateral on the instructions of the Secured Party without consent by the Borrower; (c) promptly advise the Secured Party of the assignment to the Borrower of any organizational identification number (if the Borrower does not currently have one) or of any change in the Borrower’s current organizational identification number; and (e) execute and deliver to the Secured Party, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by the Secured Party) such assignments (including assignments of life insurance), security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements (and amendments thereof), stock or bond powers, and other documents, and do such other acts and things, all as may from time to time in the opinion of the Secured Party be necessary or desirable to establish and maintain a valid perfected first priority security interest in the Collateral free of all Liens other than Permitted Liens.

4.13 Accessions and Fixtures. The Borrower will not permit any of the Collateral to become an accession to goods other than goods constituting the Collateral. If any of the Collateral is to be attached to real property, the Borrower will give the Secured Party written notice of (a) the legal description of the real property to which such Collateral is to be attached, and (b) the name of the record owner thereof.

4.14 Payments and Purchase Money Security Interests. If the Secured Party receives any payment from the Borrower or on the Borrower’s account at any time when the Borrower is indebted to the Secured Party with respect to debt which is not part of the Obligations and is not secured hereby, such payment shall be applied first to debt of the Borrower to the Secured Party which is not secured and second to debt to the Secured Party which is not secured by a purchase money security interest. To the extent any portion of the Obligations arises from the Borrower’s purchase of the Collateral, the Borrower’s repayment of the Obligations shall apply on a “first-in-first-out” basis so that the portion of the Obligations incurred to purchase a particular item of Collateral shall be paid in the chronological order the Borrower purchased the Collateral.

4.15 Subsidiary Guaranties. Each Subsidiary of the Borrower shall execute and deliver to the Secured Party a Guaranty, in the form attached hereto as Exhibit A (the “Guaranty”). The Borrower shall not form or acquire any future subsidiary unless (i) the Borrower pledges all of the stock or equity interests of such subsidiary to the Secured Party pursuant to an agreement in a form agreed to by the Secured Party, (ii) such subsidiary becomes a party to this Agreement, executes and delivers a Guaranty and all other applicable Transaction Documents and (iii) the formation or acquisition of such subsidiary is not prohibited by the terms of the Transaction Documents.

5.0 Secured Party’s Rights. In additional to any and all rights under the Transaction Documents, the Secured Party shall have the following rights without regard to the occurrence of an Event of Default:

5.1 Information. The Secured Party may at any time obtain from any person any information concerning the Borrower, the Borrower’s business or affairs, the Collateral, or the Obligations, and neither the Secured Party nor the person furnishing such information shall be liable to the Borrower in respect thereof. At any reasonable time and from time to time, the Secured Party or any of its representatives may at the Borrower’s expense to the extent permitted by applicable law inspect the Collateral and examine, audit, inspect, verify, and make copies of and abstracts from the books and records, and visit the properties of the Borrower, discuss the affairs, finances, and accounts of the Borrower with any of its officers or directors and discuss the affairs, finances, and accounts of the Borrower with its independent public accountants; and the Borrower will permit such accountants to disclose to the Secured Party all financial statements and other information they may have with respect to the Borrower.

5.2 Performance by the Secured Party. The Secured Party may, but is not obligated to, perform or attempt to perform any agreement of the Borrower contained herein. If any material part of the Collateral becomes the subject of any proceeding and the Borrower fails to defend such proceeding and to protect the Borrower’s and the Secured Party’s rights in such Collateral in good faith, the Secured Party may, at its option elect to defend such litigation or other proceeding, and if the Borrower fails to defend such proceeding, the Secured Party may (a) select and retain counsel, (b) determine whether settlement shall be offered or accepted, and (c) determine and negotiate all settlement terms.

5.3 Preservation. The Borrower has the risk of loss of the Collateral. The Secured Party’s duty with respect to any Collateral in the possession of the Secured Party is solely to use reasonable care in the custody and preservation of the Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as the Borrower may request in writing, but failure by the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise such reasonable care. The Secured Party is not responsible for, nor are the Obligations (or the Borrower’s liability with respect thereto) subject to setoff or reduction by reason of, any shortage, discrepancy, damage, loss, or destruction in or to the Collateral unless caused by the gross negligence or willful misconduct of the Secured Party nor, in any event, any depreciation in the value of the Collateral. The Secured Party is not required to fulfill any of the obligations of the Borrower with respect to any of the Collateral, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any of the Collateral, or to present or file any claim, or to take any action to enforce any performance or the payment of any amounts which have been assigned to it, in which it has been granted a security interest, or to which it may be entitled at any time. The Secured Party has no duty to maintain in force, to prevent lapse or impairment of, or to exercise any rights with respect to any of the Collateral or any insurance thereon, or to exercise any rights, options or privileges respecting any of the Collateral or to take any steps necessary to preserve rights against prior or other parties or to enforce collection of the Collateral or any part thereof by legal proceedings or otherwise. The duties of the Secured Party are to account to the Borrower for Collateral actually received by the Secured Party and to receive collections, remittances and payments on such Collateral as and when made and received by the Secured Party and hold same as Collateral or apply same to the Obligations pursuant to the terms hereof.

6.0 Default. The Borrower is in default under this Security Agreement upon the happening of any of the following events or conditions (each an “Event of Default”): (a) the occurrence and continuation of an Event of Default (as defined in the Transaction Documents) after notice and cure periods, if any, have expired as set forth in the Transaction Documents; (b) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Security Agreement and such default continues unremedied for a period of 10 days after written notice thereof by the Secured Party to the Borrower; provided, however, that if the nature of the Borrower’s default is such that more than 10 days are reasonably required for its cure, then the Borrower shall not be deemed to be in default if the Borrower commences such cure within said 10 days, and thereafter continuously diligently pursues such cure to completion; or (c) the sale, assignment, distribution, transfer or granting of a Lien (other than a Permitted Lien) on any of the Collateral to or in favor of any party other than the Secured Party, unless otherwise expressly permitted by this Security Agreement, the Transaction Documents or in writing by the Secured Party, unless the Borrower commences such cure said sale, assignment, distribution, transfer or granting of a Lien by 10 days of such event.

7.0 Remedies. Upon the occurrence of an Event of Default, and at any time thereafter, if any Event of Default is continuing after notice and cure periods have expired, the Secured Party has the following rights and remedies to the full extent permitted by applicable law:

7.1 Acceleration. The Secured Party may declare the Obligations secured hereby, or any part thereof, immediately due and payable, whereupon same shall be due and payable without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or without further action of any kind, all of which are hereby expressly waived by the Borrower; and the Secured Party may proceed to enforce payment of same and exercise all of the rights and remedies provided by the UCC as well as all other rights and remedies possessed by the Secured Party under this Security Agreement, any other Transaction Document or otherwise.

7.2 Removal and Possession. The Secured Party may require the Borrower to assemble the Collateral and make it available to the Secured Party at any place designated by the Secured Party which is reasonably convenient. The Secured Party is entitled to immediate possession of all books and records pertaining to any of the Collateral. The Secured Party may leave the Collateral on the Borrower’s or any other party’s premises but under the Secured Party’s control or may remove the Collateral from the premises of the Borrower or from wherever located, and, for purposes of removal and possession, the Secured Party or its representatives may enter any premises of the Borrower without legal process and thereafter hold or store same, and the Borrower waives and releases the Secured Party from all claims in connection therewith or arising therefrom, and the Secured Party may maintain at the Borrower’s expense on the Borrower’s premises a custodian who may exercise the Secured Party’s rights to protect the Collateral.

7.3 Sale of Collateral.

(a) The Secured Party may sell the Collateral, in one or more sales or parcels, at such price as the Secured Party deems adequate and for cash or on credit or for future delivery, without assumption of any credit risk, any portion of the Collateral, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell. The purchaser of any Collateral sold shall thereafter hold the same free from any claim or right, including any equity of redemption, of the Borrower. The Secured Party may make any such sale subject to any limitation or restriction, including but not limited to a limitation in the method of offering the Collateral or in the number or identity of prospective bidders, which the Secured Party may believe to be necessary to comply with any requirement of applicable law or in order to obtain any required approval of the purchase or the purchaser by any governmental authority or officer. No such limitation or restriction shall cause such sale not to be considered a commercially reasonable sale, nor shall the Secured Party be liable or accountable to the Borrower, nor shall the Obligations be subject to any reduction, by reason of the fact that the proceeds of a sale subject to any such limitation or restriction are less than otherwise might have been obtained. Without notice to or consent by the Borrower the Secured Party may exercise all rights as the insured, beneficiary, or owner of any insurance policy and may surrender same and receive the surrender value thereof or sell same pursuant to the terms thereof.

(b) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Borrower commercially reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice are met if such notice is given in accordance with Section 9.1 at least five (5) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include the Secured Party’s attorneys’ fees and legal expenses, and all such expenses shall be borne by the Borrower. Public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or use of Collateral of the types subject to this Security Agreement, or public auction, are commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and the credit risks of such sales.

(c) At any sale the Secured Party may sell any part of the Collateral without warranty of any kind and may specifically disclaim any warranty of title or the like, and none of the foregoing will be considered to make the sale not commercially reasonable.

7.4 Other Rights.

(a) The Secured Party may exercise all other rights it may have under any of the other agreements between the Borrower and the Secured Party, or under applicable law. The Secured Party is entitled to the appointment of a receiver to take possession of all or any portion of the Collateral and to exercise any such powers as the court confers upon the receiver.

(b) The Secured Party may accept all or part of the Collateral in full or, if the Borrower so agrees in writing, partial satisfaction of the Obligations.

7.5 Exercise of Rights. The Secured Party may exercise its rights with respect to the Collateral in such manner and in such order as the Secured Party determines, and the Secured Party is not required to license, sell, or dispose of any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before the Secured Party may collect the Obligations, nor is the Secured Party obligated to attempt to collect the Obligations before licensing, selling, or disposing of any part of the Collateral. The Secured Party may, without foreclosing thereon, license, collect and otherwise enforce all amounts owing on the Collateral or any proceeds or otherwise enforce all of the Borrower’s or the Secured Party’s rights in any of the Collateral. Neither the Borrower nor any other party liable in respect of the Obligations may direct the application of any proceeds received by the Secured Party, and the Secured Party may apply any such proceeds as herein provided.

7.6 Proceeds of Sale.

(a) All proceeds of sale or other disposition or collection of the Collateral (whether before or after default), at the Secured Party’s discretion and to the extent permitted by applicable law, shall be applied first to all costs and expenses of sale or other disposition or collection, including attorneys’ fees, and expenses for holding, preparing for sale, and selling the property; second, in whatever order the Secured Party elects, to payment of the Obligations; third, to the settling of any other Liens or claims against the Collateral. If the Obligations are fully satisfied and there are no other claims to any surplus, the Borrower is entitled to any surplus of the Collateral or the proceeds received therefrom, but the Borrower remains liable for any deficiency.

(b) If the Secured Party sells any of the Collateral on credit, the Borrower is entitled to credit on the Obligations for those payments actually made by the purchaser of the Collateral as received by the Secured Party and applied to the debt of the purchaser of the Collateral.

8.0 Remedy Upon Event of Default. Secured Parties powers and authority under this Security Agreement shall become effective only upon the occurrence and only during the continuance of an Event of Default, the Secured Party agrees it will not exercise its powers and rights until the occurrence and only during the continuance of an Event of Default.

9.0 Miscellaneous.

9.1 Notices. All notices, requests, demands, or other communications to or upon the parties hereto shall be deemed to have been given or made if given or made in accordance with the Transaction Documents.

9.2 Assignment of Collateral. The Secured Party may not assign any part of the Obligations or assign, transfer, or deliver to any transferee of any of the Obligations any or all of the rights of the Secured Party in the Collateral without Borrower written consent.

9.3 Alteration, Etc. No waiver, amendment, modification, or alteration of any provision of this Security Agreement (individually, an “Alteration”), nor consent to any departure by the Borrower from the terms hereof, or from the terms of any other document, is effective unless such is in writing and signed by the Secured Party; and any such Alteration is effective only for the specific purpose and in the specific instance given. No waiver by the Secured Party of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default; nor shall such waiver be deemed to be a continuing waiver. No delay of the Secured Party in exercising any right shall be deemed to be a waiver thereof, nor shall one exercise of any right affect or impair the exercise of any other right. Time is of the essence in the Borrower’s performance hereof.

9.4 Expenses. To the extent permitted by applicable law the Borrower promptly will pay, upon demand, any out-of-pocket expenses incurred by the Secured Party in connection herewith, including all costs, expenses, taxes, assessments, insurance premiums, repairs (including repairs to realty or other property to which any Collateral may have been attached), court costs, attorneys’ fees, rent, storage costs, and expenses of sales incurred in connection with the administration of this Security Agreement, the enforcement of the rights of the Secured Party hereunder, whether incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the Security Interest, or the custody, protection, collection, repossession, enforcement or sale or the Collateral. All such expenses shall become part of the Obligations and shall bear interest at the Default Rate from the date paid or incurred by the Secured Party until paid by the Borrower.

9.5 Parties Bound. The rights of the Secured Party hereunder inure to the benefit of its successors and assigns. The Secured Party may assign this Security Agreement and the obligations under it without the consent of the Borrower and each assignee shall be entitled to all rights and remedies of the Secured Party. The terms of this Security Agreement bind the successors and assigns of the Secured Party, but the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Secured Party. All representations, warranties, and covenants of the Borrower survive the execution and delivery hereof. All indemnities by the Borrower in favor of the Secured Party survive termination or release of this Security Agreement. This Security Agreement constitutes a continuing agreement, and applies to all future transactions, whether or not contemplated at the date hereof, and all renewals, modifications, and extensions thereof.

9.6 Remedies Cumulative, Etc. All rights and remedies of the Secured Party hereunder are cumulative of each other and of every other right or remedy which the Secured Party may otherwise have at law or in equity or under any other document for the enforcement of the Security Interest or the enforcement of any duties of the Borrower or any other party liable in respect of the Obligations. The exercise by the Secured Party of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

9.7 Copy as Financing Statement. A pdf, photographic, or other reproduction of this Security Agreement or a financing statement describing the Collateral is sufficient as a financing statement.

9.8 Severability. If any portion of the Obligations or if any provision of this Security Agreement is held to be invalid or unenforceable for any reason, such holding shall not affect any other portion of the Obligations or any other provision contained herein or contained in any other agreement between the Borrower and the Secured Party, and the same shall continue in full force and effect according to their terms.

9.9 Applicable Law. This Security Agreement and each issue related hereto, including the validity and enforceability hereof, shall be governed and construed according to Section 7.1 of the Purchase Agreement.

9.10 Usury Savings Clause. The parties hereto intend to conform strictly to the usury laws applicable to the transactions giving rise to the Obligations. Accordingly, (a) the aggregate of all consideration which constitutes interest under controlling applicable law that is contracted for, charged, or received under the Obligations or otherwise in connection with the Obligations shall never exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Secured Party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations has been or would thereby be paid in full, refunded by the Secured Party to the Borrower); and (b) if the maturity of the Obligations is accelerated or if there is any required or permitted prepayment, such consideration that constitutes interest under controlling applicable law may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Secured Party on the principal amount of the Obligations (with any amount in excess of the unpaid Obligations to be refunded by the Secured Party to the Borrower). To the extent that the Delaware Revised Civil Statutes are relevant to the Secured Party for the purpose of determining the highest lawful rate of interest allowed from time to time by applicable law, the Secured Party hereby elects to determine the applicable rate ceiling under such Article by the weekly rate ceiling from time to time in effect, subject to the Secured Party’s right subsequently to change such method in accordance with applicable law.

9.11 Reinstatement. If any payment received by the Secured Party is or must be rescinded or returned, the Obligations shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such payment, and the Security Interest shall continue to be effective or be reinstated.

9.12 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.13 Conflicts. In the event of a conflict between the terms and provisions herein and the terms and provisions of the Transaction Documents, the terms and provisions of the Transaction Documents shall control. If any item of Collateral hereunder also constitutes Collateral granted to the Secured Party under any other Transaction Document executed by the Borrower, in the event of any conflict between the provisions under this Security Agreement and those under such other Transaction Document, the provision or provisions selected by the Secured Party shall control with respect to such Collateral.

9.14 Satisfaction of Obligations. Upon the satisfaction of all Obligations, this Security Agreement shall terminate, and the Secured Party shall deliver to the Borrower, at the Borrower’s and the Borrowers’ expense, such of the Collateral as has not been sold or otherwise applied pursuant to this Security Agreement. Upon the payment in full of the Obligations and termination of any commitment to the Secured Party under the Transaction Documents, the Secured Party agrees to release the Collateral and do all such things reasonably requested by the Borrower to effectuate such release, including filing of UCC termination statements.

[Remainder of Page Intentionally Blank; Signatures Begin on Next Page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

BORROWER:

TREND VENTURES, LP

By:
Name:
Title:

Address:

Email:

SECURED PARTY:
AGORA DIGITAL HOLDINGS, INC.

By:
Name:	Randy May
Title:	Executive Chairman

SECURITY AGREEMENT – Signature Page

APPENDIX I

DEFINED TERMS

“Accounts” means all of the Borrower’s now owned or existing or hereafter acquired or arising accounts and includes all of the Borrower’s rights to payment arising out of the transfer of rights in the Borrower’s tangible or intangible personal property.

“Certificated Securities” means all of the Borrower’s now owned or existing or hereafter acquired or arising certificated securities.

“Chattel Paper” means all of the Borrower’s now owned or existing or hereafter acquired or arising, tangible and intangible chattel paper.

“Collateral” has the meaning specified in Section 2.1.

“Documents” means all of the Borrower’s now owned or existing or hereafter acquired or arising documents.

“Equipment” means all of the Borrower’s now owned or existing or hereafter acquired or arising equipment of every description used or useful in the conduct of the Borrower’s business, and all accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts, and other property now or hereafter affixed thereto or used in connection therewith.

“General Intangibles” means all of the Borrower’s now owned or existing or hereafter acquired or arising general intangibles (including all payment intangibles) and in any event includes all rights to tax refunds, all copyrights, patents, trademarks, trade secrets, service marks, formulae, blueprints, technology, trade dress, logotypes, rights arising out of leases, licenses, and contracts which are not accounts, chattel paper, or instruments (including, without limitation, dividends and rights to payment arising out of partnership agreements and management contracts), computer software, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, and all other choses in action and causes of action.

“Instruments” means all of the Borrower’s now owned or existing or hereafter acquired or arising instruments, including all of the Borrower’s promissory notes.

“Intangible Collateral” means all Collateral other than Equipment and Inventory.

“Inventory” means all of the Borrower’s now owned or existing or hereafter acquired or arising goods, merchandise, and other personal property furnished under any contract of service or intended for sale or lease, including all raw materials, work in process, finished goods and materials and supplies, of any kind, nature, or description, that are used or consumed by the Borrower’s business, or are or might be used in connection with the manufacture, packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other personal property, all goods consigned by or to the Borrower, all goods previously constituting Equipment which are at any time in question being held for sale or lease in the ordinary course of the Borrower’s business, and all returned or repossessed goods now or at any time or times hereafter in the possession or under the control of the Borrower.

“Investment Property” means all of the Borrower’s now owned or existing or hereafter acquired or arising investment property.

Appendix I - Page 1

“Letter of Credit Rights” means all of the Borrower’s now owned or existing or hereafter acquired or arising rights to payment and performance under any letter of credit.

“Lien” means any mortgage, deed of trust, pledge, security interest, lien, conditional sale or other title retention agreement, or any financing statement or any distraint, writ of attachment, writ of garnishment, writ of sequestration, or similar writ or any other encumbrance of any nature whatsoever, whether voluntary or not.

“Obligations” means all obligations, liabilities and indebtedness of every nature of the Borrower from time to time owed or owing under or in respect of the Transaction Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

“Payment Rights Collateral” means all Collateral consisting of (a) General Intangibles which constitute payment intangibles, (b) Accounts, and (c) Chattel Paper.

“Permitted Liens” means:

(a) Mortgages, liens, pledges and security interests in favor of the Secured Party;

(b) (1) Liens arising out of judgments or awards in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Borrower shall have secured a stay of execution pending such appeal or procedures for review; (2) liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required; (3) deposits, liens or pledges to secure payments of worker’s compensation, unemployment insurance, old age pensions or other social security obligations or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds or other similar obligations arising in the ordinary course of business; (4) mechanics’, workmen’s, repairmen’s, warehousemen’s, vendors’ or carriers’ and similar statutory liens or other similar liens arising in the ordinary course of business; and (5) statutory landlords’ liens under leases to which the Borrower is a party; and

(c) Purchase money mortgages or other purchase money liens or security interest upon any fixed or capital assets hereafter acquired, or mortgages, liens or security interests on any such assets hereafter acquired existing at the time of acquisition thereof, whether or not assumed, provided that: (1) no such mortgage, lien or security interest shall extend to or cover any other property of the Borrower; and (2) the principal amount of the indebtedness secured by any such mortgage, lien or security interest, together with all other indebtedness (other than to the Secured Party) secured by mortgages, liens or security interests on such shall not be greater than $5,000.

“Security Agreement” means this Security Agreement and all amendment hereof or supplements hereto.

“Security Interest” means the security interest granted by the Borrower to the Secured Party under this Security Agreement.

“Solvent” when used with respect to any person means that the fair value of the property of such person is on the date of determination, greater than the total amount of the liabilities (including contingent liabilities) of such person as of such date and that, as of such date, such person is able to pay all indebtedness of such person as such indebtedness matures.

“Subsidiary” means each subsidiary of the Borrower set forth on Exhibit C to the Purchase Agreement and any future subsidiary of the Borrower permitted by the Transaction Agreement, subject to Section 4.15 of this Agreement.

Appendix I - Page 2

APPENDIX II

COLLATERAL

The Collateral shall consist of the following:

1. All assets of the Borrower, whether real or personal, tangible or intangible property, including but not limited to:

(a) all of the Borrower’s presently existing and hereafter created “accounts” (as defined in the Uniform Commercial Code as enacted in the State of Delaware (the “UCC”)) including, without limitation, accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by the Borrower arising or resulting from the sale of goods or the rendering of services, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation;

(b) all of the Borrower’s “inventory” (as defined in the UCC), including, without limitation, finished goods, parts, supplies, work in process and other materials and supplies used or consumed in the Borrower’s business and goods which are returned or repossessed;

(c) all of the Borrower’s “general intangibles” (as defined in the UCC);

(d) all of the Borrower’s “chattel paper,” “instruments,” “documents,” “investment property,” and “goods” (as such terms are defined in the UCC);

(e) all of the Borrower’s “equipment” (as defined in the UCC), including without limitation, all furniture, furnishings, fixtures, computers, media systems, alarm systems, machinery, tools, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor;

(f) all of the Borrower’s “intellectual property,” including, without limitation, all of the Borrower’s present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, customer and vendor lists, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired by the Borrower, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon;

(g) all of the Borrower’s deposit accounts maintained with any bank or financial institution;

(h) all cash and other monies and property of the Borrower in the possession or under the control of the Secured Party;

(i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

(j) all contracts, purchase orders, work in process of the Borrower;

2. All securities of the Borrower held by the Borrower;

3. All other property delivered to the Secured Party (or any agent or bailee holding on behalf of the Secured Party) by the Borrower expressly stated to be in substitution for any of the foregoing or any additions thereto or in any accounts expressly stated to be in replacement thereof, all certificates and instruments representing or evidencing such other property and all cash, dividends, other securities, instruments, rights and other property at any time and from time to time received or receivable in respect thereof or in exchange for all or any part thereof, including without limitation, dividends, warrants, rights to subscribe, conversion rights, liquidating dividends and other securities rights, and in the event the Borrower receives any of the foregoing, the Borrower acknowledges that the same shall be received IN TRUST for the Secured Party and agrees immediately to deliver the same to the Secured Party in original form of receipt, together with any stock or bond powers, assignments, endorsements or other documents or instruments as the Secured Party may request to establish, protect or perfect the Secured Party’s interest in respect of such Collateral; and

4. All proceeds of any or all of the foregoing.

Appendix II – Page 1